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                                                                    EXHIBIT 3.2

                      CITIZENS EFFINGHAM BANCSHARES, INC.

                                     BYLAWS

                                   ARTICLE I

                                    OFFICES

         The Corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or without the State of Georgia as the Board of Directors may determine.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

         2.1. ANNUAL MEETING. A meeting of shareholders of the Corporation shall be held annually, within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the directors shall determine from time to time and as shall be specified in the notice of the meeting. All shareholder proposals to be acted upon at an annual meeting of shareholders must be written and provided to the Corporation at least sixty (60) days in advance of the annual meeting.

          2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President or upon written request to the President by any holder or holders of, in the aggregate, at least a majority of all issued and outstanding capital stock of the Corporation. Special meetings shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

         2.3 PLACE. Annual or special meetings of shareholders may be held within or without the State of Georgia.

         2.4. NOTICE. Notice of annual shareholders' meetings stating the place, day and hour of the meeting shall be given in writing not less than 10 nor more than 60 days before the date of such meeting. Notice of special shareholders' meetings called by the President shall state the place, day and hour of the meeting and shall be given in writing not less than 10 nor more than 60 days before the date of such meeting. Notice of special shareholders' meetings called by shareholders holding, in the aggregate, at least a majority of all issued and outstanding capital stock of the Corporation shall state the place, day and hour of the meeting and shall be given in writing not less than 50 nor more than 60 days before the date of such meeting. Notice of any annual or special shareholders' meeting shall be either mailed to the last known address of such shareholder as shown in the stock records of the Corporation or

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personally given to the shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the Articles of Incorporation, merger or consolidation of the Corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which case the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof unless the shareholder shall provide written notice to the Corporation prior to the taking of any action by the shareholders at such meeting that his attendance is not to be deemed a waiver of the requirement that such notice be given or of the adequacy of any notice that may have been given to such shareholder.

          2.5. QUORUM. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

          2.6. PROXIES; REQUIRED VOTE. At every meeting of the shareholders, including meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.

          2.7. PRESIDING OFFICER AND SECRETARY. At every meeting of shareholders the Chairman of the Board, or in his absence or if there be none, the Vice Chairman of the Board, or in his absence of if there be none, the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

          2.8. SHAREHOLDER LIST. The officer or agent having charge of the stock transfer books of the Corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders arranged by voting group (and within each voting group by class or series of shares) showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

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         2.9. ACTION IN LIEU OF MEETING. Any action to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.

                                  ARTICLE III

                                   DIRECTORS

         3.1. MANAGEMENT. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire of the affairs and business of the Corporation shall management be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

         3.2 NUMBER OF DIRECTORS. The Board of Directors shall consist of between five (5) and fifteen (15) members. The actual number may be fixed or changed from time to time within the range above established by the shareholders or by the Board of Directors.

         3.3 VACANCIES. The directors may fill the place of any director which may become vacant prior to the expiration of his term or may fill any vacancies created by an increase in the number of directors, by vote of a majority of the remaining directors, though less than a quorum, or by the sole remaining director, as the case may be, such appointment by the directors to continue until the expiration of the term of the director whose place has become vacant or whose place has been newly created and until a successor is elected.

         3.4 ELECTION OF DIRECTORS. Directors shall be elected annually, at the annual meeting of shareholders or at a special meeting in lieu of the annual meeting of shareholders or by written consent of the holders of shares entitled to vote thereon in lieu of a meeting. The directors shall serve for a term of one year and until their successors are elected. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Notwithstanding anything to the contrary contained in these Bylaws, shareholder proposals to nominate a director for election at any annual meeting of the shareholders' or special meeting in lieu thereof must be written and provided to the Corporation at least thirty (30) but no more than sixty (60) days prior to such meeting.

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         3.5 RESIGNATION. Any director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board, if any, or the President, or by giving written notice to the Corporation. A director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect or appoint a successor to take office when the resignation by its terms becomes effective.

         3.6 COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

         4.1 EXECUTIVE COMMITTEE. (a) The Board of Directors may by resolution adopted by a majority of the entire Board designate an Executive Committee of one or more directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified, or until his death resignation or removal, or until he shall cease to be a director.

                  (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to the following: (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Articles of Incorporation; (4) adopting, amending or repealing bylaws; or
(5) approving a plan of merger or share exchange not requiring shareholder approval.

                  (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers

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of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

              (d) The Executive Committee shall act by majority vote of its members, provided, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

              (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

              (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

         4.2. OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the Board, may designate one or more additional committees, each committee to consist of two or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such Committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

          4.3 REMOVAL. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

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                                   ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

          5.1 TIME AND PLACE. Meetings of the Board of Directors may be held at any place either within or without Georgia. Each newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the directors. In any such case no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting. If the Board of Directors is elected by written consent of shareholders without a meeting, then the newly elected Board shall meet as soon as is reasonably practicable after such consent is duly filed with the Corporation, at the call of the Chairman of the Board, if any, or of the President or of at least one-third of the directors then in office, at such time and place as shall be specified by written notice thereof given to each director either by personal delivery or by mail, telegram or cablegram at least two days before the meeting.

         5.2 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

         5.3 SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president on not less than one day's notice by telephone, mail, telegram, cablegram, courier service, facsimile transmission or other electronic means, or personal delivery to each director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two or more directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of meeting. No notice of any meeting of the Board of Directors need state the purposes thereof.

         5.4 WAIVER OF NOTICE. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any constitute a waiver of notice thereof.

         5.5 QUORUM. At all meetings of the Board of Directors, the presence of a majority of all directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or by these bylaws. In the absence of a quorum a majority of the

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directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

         5.6 ACTION IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is delivered to the Corporation for filing with the minutes of the proceedings of the Board of Directors or of such committee and any further requirements of law pertaining to such consents have been complied with.

         5.7 INTERESTED DIRECTORS AND OFFICERS. An interested director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership, association or other entity which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as either: (i) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interest of the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interest of the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the Corporation as of the time it authorized, approved or ratified by the Board, committee, or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorized the contract or transaction.

                                   ARTICLE VI

                         OFFICERS, AGENTS AND EMPLOYEES

         6.1 GENERAL PROVISIONS. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other

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officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

         6.2 POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD, THE VICE CHAIRMAN OF THE BOARD AND THE PRESIDENT. The powers and duties of the Chairman of the Board, the Vice Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

             (a) The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.

             (b) The Vice Chairman of the Board shall, in the absence or disability of the Chairman, perform the duties of the Chairman.

             (c) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the Corporation. He shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised. He shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he may delegate those powers. He shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

         6.3 POWERS AND DUTIES OF VICE PRESIDENTS. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws.

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In the absence or inability to act of the President, unless the Board of
Directors shall otherwise provide, the Executive Vice President, or if there be none, the Senior Vice President who has served in that capacity for the longest time and who shall be present and able to act, or if there be none, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the president. The performance of any such duty by an Executive Vice President, a Senior Vice President or a Vice President shall be conclusive evidence of his power to act.

         6.4 POWERS AND DUTIES OF THE SECRETARY. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he is present. Except as otherwise provided by these bylaws he shall attend to the giving of all notices to shareholders and directors. He shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his signature whenever required. He shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, he shall have all such powers and duties as generally are incident to the position of corporate secretary or as may be assigned to him by the President or the Board of Directors.

          6.5 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such powers and duties as generally are incident to the position of corporate treasurer or as may be assigned to him by the President or by the Board of Directors.

         6.6 DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.

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                                  ARTICLE VII

                                 CAPITAL STOCK

         7.1 CERTIFICATES. The interest of each shareholder shall be evidenced by a certificate representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

                  (a)      the name of this Corporation;

                  (b) that the Corporation is organized under the Laws of the State of Georgia;

                  (c) the name or names of the person or persons to whom the certificate is issued;

                  (d) the number and class of shares, and the designation of the series, if any, which the certificate represents;

                  (e) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, shall further set forth on either the face or back of the certificate a clear and concise statement to that effect.

         Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

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         7.2 SHAREHOLDER LIST. The Corporation shall keep or cause to be kept a record of the shareholders of the Corporation which readily shows, in alphabetical order or by alphabetical index, by voting group and, within each voting group, by classes or series of stock, if any, the names of shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

         7.3 TRANSFERS OF SHARES. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by power of attorney lawfully Constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions Of Section 7.7 of these bylaws.

         7.4 RECORD DATES. (a) For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 70 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

         (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         7.5 REGISTERED OWNER. The Corporation shall be entitled to treat the holder of record of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.6 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

         7.7 LOST CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

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         7.8 FRACTIONAL SHARES OR SCRIP. The Corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any distribution of assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of fractional interests as determined by the Board Of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

                                  ARTICLE VIII

              BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS; EXPENSES

8.1 INSPECTION OF BOOKS AND RECORDS. Any person who is the holder of record of, or authorized in writing by the holders of record of, more than two percent (2%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to inspect in person or by agent or attorney, at any reasonable time or times, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee thereof while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, accounting records of the Corporation, and the record of shareholders and to make copies therefrom.

         A shareholder may inspect and copy the records described in the immediately preceding paragraph only if: (1) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (2) he describes with reasonable particularity his purpose and the records he desires to inspect; (3) the records are directly connected with his purpose; and (4) the records are to be used only for the stated purpose.

         If the Secretary or a majority of the Board of Directors or members of the Executive Committee of the Corporation find the request proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

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         If said request is found by the Secretary, the Board of Directors or the Executive Committee not to be proper, the Secretary shall promptly notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

         The Secretary, the Board of Directors, and the Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

         8.2 SEAL. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the Signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

         8.3 ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of the shareholders, the Corporation shall prepare:

                  (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year;

                  (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement; and

                  (c) Such other documents and reports as may be required by law.

         8.4 EXPENSES. Expenses incurred by any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding' as authorized by the Board of Directors generally or as to a specific case or as to a specific person or persons (designated by name, title or class of persons) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized under the applicable provisions of the Georgia Business Corporation Code and upon compliance with any further requirements of law pertaining to such advances.

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         8.5 NONEXCLUSIVITY. The indemnification provided by Section 8.4 shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any bylaw or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw or resolution would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, provided such indemnification does not exceed the powers of indemnity permitted to corporations under the provisions of the Georgia Business Corporation code, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX

                           NOTICES: WAIVERS OF NOTICE

         9.1 NOTICES. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given by personal notice or by cable, telegraph, or facsimile transmission, or by mail by depositing the same in the post office or letter box in a postage-paid sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

         9.2 WAIVERS OF NOTICE. Except as otherwise provided in these bylaws, when any notice whatever is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.

                                   ARTICLE X

                                EMERGENCY POWERS

         10.1 BYLAWS. The Board of Directors may adopt emergency bylaws subject to repeal or change by action of the shareholders which shall, notwithstanding any provision of law, the Articles of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from any catastrophic event including, without limitation, an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of


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its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary under the circumstances of the emergency.

         10.2 LINES OF SUCCESSION. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered unavailable or otherwise incapable of discharging their duties.

         10.3 HEAD OFFICE. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

         10.4 PERIOD OF EFFECTIVENESS. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination the emergency bylaws shall cease to be operative.

         10.5 NOTICES. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be practicable to reach at the time, and by such means as may be practical at the time, including publication, radio, or television.

         10.6 OFFICERS AS DIRECTORS PRO TEMPORE. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

         10.7 LIABILITY OF OFFICERS, DIRECTORS AND AGENTS. No officer director, agent or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

                                   ARTICLE XI

                          CHECKS, NOTES, DRAFTS, ETC.

         Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

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                                  ARTICLE XII

                                   AMENDMENTS

         The bylaws of the Corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of the meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted, or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

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